EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated October 8, 2007 accompanying the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting included in the Annual Report of Lannett Company, Inc. and Subsidiaries on Form 10-K as of and for the year ended June 30, 2007. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton

Philadelphia, Pennsylvania
November 13, 2007